UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): August 31, 2015

Solis Tek Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53635	20-8609439
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16926 East Keegan Blvd. Carson CA	90746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 998-8881

Cinjet, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 7, 2015, our Board of Directors authorized, and the holders of approximately 68% of the voting power of outstanding shares of our common stock, par value $0.001 per share (“Common Stock’) approved by written consent, in accordance with Nevada law:

A. The execution and filing of Amended and Restated Articles of Incorporation (the “Restated Articles”) with the Nevada Secretary of State to:

(i) change our name from “Cinjet, Inc.” to “Solis Tek Inc.” (the “Name Change”),

(ii) increase the number of authorized shares of capital stock from 105,000,000 shares of Stock to 120,000,000 shares, consisting of (a) 100,000,000 shares of Common Stock and (b) 20,000,000 shares of preferred stock, $0.001 par value per share (the “Share Increase”);

B. Approve a new equity incentive plan for the Company referred to as the “2015 Equity Incentive Plan” (the “Plan”). The Plan reserves a total of 10,000,000 common shares for issuance pursuant to the Plan; and

C. A 6 for 1 forward split of the company’s issued and outstanding shares of common stock to holders of record of the common shares as at August 10, 2015 (the “Forward Split”).

The Company filed a Certificate of Amendment and Restatement of its Articles of Incorporation with the Nevada Secretary of State on August 31, 2015 in order to effectuate the Name Change and increase the authorized shares from 105,000,000 to 120,000,000, (100,000,000 shares of common stock $0.001 par value, and (b) 20,000,000 shares of preferred stock, $0.001 par value).

The Forward Split became effective on September 1, 2015. As a result of the Forward Split, on September 1, 2015, the record owners of the Company’s common shares were issued 5 common shares of the Company for each share they owned as at August 10, 2015. As a result of the Forward Split, the Company had 29,551,998 common shares issued and outstanding. As of September 1, 2015, the Company’s transfer agent updated the shareholder records to reflect the additional shares to be given to each shareholder pursuant to the terms of the Forward Split. Shareholders can obtain a certificate reflecting the Company’s new name and the post-split number of shares, by contacting the transfer agent, Action Stock Transfer, for instructions.

Beginning with the opening of the OTCQB on September 2, 2015, the Company’s common shares will commence quoting on the OTCQB on a post forward stock split basis. Also on September 2, 2015, the Company’s trading symbol will change from “CINJ” to “CINJD”.  The Company's common shares will trade under the symbol CINJD for 20 business days, after which the symbol will change to SLTK. The par value and other terms of Company’s common shares are not affected by the Forward Split.

This Item, including the description herein of the Amended and Restated Articles of Incorporation, are qualified in their entirety by reference to the Amended and Restated Articles of Incorporation, a copy of which are hereby included as Exhibit 3.2. Item

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Document	Location

3.2	Amended and Restated Articles of Incorporation	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2015

SOLIS TEK INC.

By:	/s/ Alan Lien
Alan Lien
Chief Executive Officer